Exhibit 99.1

First Data to Acquire CardConnect

•	CardConnect’s innovative partner management tools help improve merchant retention

•	Capabilities accelerate First Data’s firm-wide ISV initiative

•	Brings First Data immediate capabilities in ERP-integrated payment solutions

•	All CardConnect tools and capabilities will be made available through First Data’s JVs, acquiring partnerships, and other distribution channels

•	Transaction is modestly accretive to adjusted EPS before expected synergies

•	Modest impact on leverage; medium-term deleveraging objective remains intact

NEW YORK AND KING OF PRUSSIA, PA, MAY 29, 2017 – First Data Corporation (NYSE: FDC), a global leader in commerce-enabling technology and solutions, and CardConnect Corp. (NASDAQ: CCN), a technology-oriented commerce solutions provider, announced today that they have entered into a definitive merger agreement for First Data to acquire all of the outstanding shares of common stock of CardConnect for $15.00 per share in cash. The transaction is expected to be modestly accretive to First Data’s adjusted EPS in the first full year post-closing, before expected synergies.

CardConnect is an innovative provider of payment processing and technology solutions and is one of First Data’s largest distribution partners. It processes approximately $26 billion of volume annually from about 67,000 merchant customers which are served by CardConnect’s large base of distribution partners.

“This transaction is consistent with our strategy of integrating and scaling innovative technologies across our distribution footprint to better serve our partners and customers,” said First Data Chairman and CEO, Frank Bisignano. “CardConnect is a long-standing First Data distribution partner and we are excited to incorporate their state-of-the-art solutions across some of our most important strategic initiatives such as partner-centric distribution, integrated payments, and enterprise payments solutions.”

“We are thrilled with the opportunity for CardConnect to partner with an organization that has the world class capabilities of First Data,” said CardConnect President and CEO, Jeff Shanahan. “This transaction improves our ability to innovate and deliver leading technology-oriented commerce solutions to our combined customer base. In addition, we believe our growth trajectory improves with First Data’s breadth of products and its powerful distribution network.”

Transaction Terms

Under the terms of the definitive merger agreement between the parties, a subsidiary of First Data will commence a tender offer to acquire all of the outstanding CardConnect common stock for a purchase price of $15.00 per share in cash, followed by a merger in which each share of CardConnect common stock not tendered will be converted into the right to receive $15.00 per share in cash. The aggregate transaction value is approximately $750 million, including repayment of CardConnect’s outstanding debt and the redemption of CardConnect’s preferred stock. First Data intends to fund the transaction with a combination of cash on hand and funds available under existing credit facilities.

The merger agreement has been unanimously approved by CardConnect’s Board of Directors. In addition, CardConnect shareholders holding approximately 40% of CardConnect common stock have entered into tender and support agreements agreeing to tender their shares of common stock into the tender offer and support the transaction. The transaction is subject to the tender of a majority of the outstanding shares of CardConnect common stock as well as other customary closing conditions, including expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The parties expect the transaction to close in the third quarter of 2017.

Allen & Company LLC acted as the exclusive financial advisor to First Data and Weil, Gotshal & Manges LLP acted as its legal advisor. Financial Technology Partners LP and FTP Securities LLC (collectively, “FT Partners”), served as exclusive financial and strategic advisor to CardConnect, and Wachtell, Lipton, Rosen & Katz acted as CardConnect’s legal advisor.

Conference Call and Webcast

The companies will host a conference call and webcast to review the transaction on Tuesday, May 30, 2017 at 8 a.m. ET. To listen to the call, dial +1 (844) 826-3033 (U.S.) or +1 (412) 317-5172 (outside the U.S.). The call will also be webcast on the Investor Relations section of the First Data and CardConnect websites at investor.firstdata.com and investors.cardconnect.com, along with a slide presentation to accompany the call.

A replay of the call will be available through July 12, 2017, at +1 (877) 344-7529 (U.S.) or +1 (412) 317-0088 (outside the U.S.); passcode 10108324, and via webcast at investor.firstdata.com and investors.cardconnect.com.

About First Data

First Data (NYSE: FDC) is a global leader in commerce-enabling technology and solutions, serving approximately six million business locations and 4,000 financial institutions in more than 100 countries around the world. The company’s 24,000 owner-associates are dedicated to helping companies, from start-ups to the world’s largest corporations, conduct commerce every day by securing and processing more than 2,800 transactions per second and $2.2 trillion per year.

About CardConnect

CardConnect (NASDAQ: CCN) is an innovative provider of payment processing and technology solutions, helping more than 67,000 organizations – from independent coffee shops to iconic global brands – accept billions of dollars in card transactions each year. Since its inception in 2006, CardConnect has developed advanced payment solutions backed by patented, PCI-certified point-to-point encryption (P2PE) and tokenization. The company’s small-to-midsize business offering, CardPointe, is a comprehensive platform that includes a powerful reporting and transaction management portal which extends to a native mobile app. CoPilot is a centralized business management tool to help distribution partners manage their business. For enterprise-level organizations, CardSecure integrates omni-channel payment acceptance into several ERP systems – such as Oracle, SAP, JD Edwards and Infor M3 – in a way that minimizes PCI compliance requirements and lowers transaction costs.

First Data Contacts

Peter Poillon	Liidia Liuksila
Investor Relations	Public Relations
First Data	First Data
212-266-3565	212-515-0174
Peter.Poillon@firstdata.com	Liidia.Liuksila@firstdata.com

CardConnect Contacts

Joe Hassett

Gregory FCA Communications

610-228-2110

joeh@gregoryfca.com

Additional Information and Where to Find It

The tender offer for the outstanding shares of CardConnect (the “Company”) referenced in this communication has not yet commenced. This announcement is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company, nor is it a substitute for the tender offer materials that First Data Corporation and its acquisition subsidiary will file with the U.S. Securities and Exchange Commission upon commencement of the tender offer. At the time the tender offer is commenced, First Data and its acquisition subsidiary will file tender offer materials on Schedule TO, and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other tender offer documents) and the Solicitation/Recommendation Statement will contain important information. Holders of shares of the Company are urged to read these documents when they become available because they will contain important information that holders of the Company securities should consider before making any decision regarding tendering their securities. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of the Company at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s web site at www.sec.gov. Additional copies may be obtained for free by contacting First Data, 225 Liberty Street, 29th Floor, New York, New York 10281, Attention: Investor Relations.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, First Data and the Company file annual, quarterly and special reports and other information with the SEC. You may read and copy any reports or other information filed by First Data or the Company at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. First Data’s and the Company’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking information relating to First Data and the proposed acquisition of CardConnect by First Data that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Forward-looking statements in this communication include, among other things, statements about the potential benefits of the proposed acquisition; First Data’s and CardConnect’s plans, objectives, expectations and intentions; the financial condition, results of operations and business of First Data and CardConnect; industry, business strategy, goals and expectations concerning First Data’s and CardConnect’s market position, future operations, future performance and profitability; and the anticipated timing of closing of the acquisition. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions to closing of the acquisition (including the failure to obtain necessary regulatory approval) in the anticipated timeframe or at all, including uncertainties as to how many CardConnect stockholders will tender their shares in the tender offer and the possibility that the acquisition does not close; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require First Data or CardConnect to pay a termination fee or other expenses; risks related to the potential impact of the announcement or consummation of the proposed transaction on First Data’s or CardConnect’s important relationships, including with employees, suppliers and customers; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of this announcement or the consummation of the proposed acquisition on the market price of First Data’s or

CardConnect’s common stock and on First Data’s or CardConnect’s operating results; significant transaction costs; the risk of litigation and/or regulatory actions related to the proposed acquisition; the possibility that competing offers will be made; and risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period. Other factors that may cause actual results to differ materially include those that will be set forth in the Schedule TO, Schedule 14D-9 and other tender offer documents filed by First Data, Merger Sub and CardConnect. Many of these factors are beyond First Data’s and CardConnect’s control. A further description of risks and uncertainties relating to First Data and CardConnect can be found in their Annual Reports on Form 10-K for the fiscal year ended December 31, 2016 and in their subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov. Unless otherwise required by applicable law, each of First Data and CardConnect disclaims any intention or obligation to update forward-looking statements contained in this communication as the result of new information or future events or developments.